Exhibit 99.1

NEWS RELEASE

Investor Contact: Wendy Hargus
(972) 946-5030
Investor_Relations@voughtaircraft.com

Media Contact: Candice Meredith
(972) 946-2178
meredca@voughtaircraft.com
FOR IMMEDIATE RELEASE
Vought Reports Second Quarter 2006 Financial Results
     DALLAS, August 8, 2006 — Vought Aircraft Industries, Inc. today reported financial results for its second quarter ending June 25, 2006.
     Net sales for the second quarter 2006 were $456.1 million, an increase of 28 percent compared to $357.0 million for the same period last year. The increase in net sales is primarily due to sales resulting from customer settlements finalized during the quarter as well as increased delivery rates on military programs. Net income for the second quarter 2006 was $34.5 million, compared to a net loss of $109.1 million for the same period last year. The increase in net income is primarily the result of customer settlements finalized during the second quarter 2006, as well as the absence of one-time facility consolidation and disruption charges recorded during the second quarter 2005. Adjusted EBITDA, as defined by our senior secured credit agreement, for the second quarter 2006 was $54.7 million, compared to $42.9 million for the same period last year.
     For the first six months of 2006, net sales were $778.9 million, an increase of 24 percent compared to $626.8 million for the same period last year. The increase in net sales is primarily due to sales resulting from customer settlements finalized during the second quarter of 2006, as well as increased delivery rates on military programs. Net loss for the first six months of 2006 was $17.0 million, compared to a net loss of $158.9 million for the same period last year. The lower net loss in 2006 resulted primarily from the customer settlements and the absence of one-time facility consolidation and disruption charges recorded in 2005. Adjusted EBITDA for the first half of 2006 was $91.0 million, compared to $91.8 million for the same period last year.
     “We continue to focus on improving manufacturing operations, reducing costs, and making tough, but necessary staffing adjustments,” said Vought President and Chief Executive Officer Elmer Doty. “While we recognize this quarter’s results show significant improvement from last quarter, it is important to note the contribution of one-time events, such as customer settlements. We expect the recurring results from our turnaround efforts to be more apparent during the remainder of the year and beyond.”
  -more-

Vought Aircraft Industries, Inc.	Post Office Box 655907	Dallas, Texas 75265 - 5907	www.voughtaircraft.com

     EBITDA and Adjusted EBITDA as presented in this press release are supplemental measures of performance, and Adjusted EBITDA is a supplemental measure of our ability to satisfy our debt covenants. Neither of these measures is required by, or presented in accordance with, Generally Accepted Accounting Principles in the (United States) (GAAP). EBITDA and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, operating income or any other performance measures derived in accordance with GAAP or as alternatives to cash flow from operating activities as measures of our liquidity. The senior secured credit agreement signed in December 2004 contains maintenance ratios and other financial covenants that are based on the calculation of Adjusted EBITDA. The company believes it is necessary to present Adjusted EBITDA to enable investors to assess Vought’s compliance with covenants under its credit agreement.
     Vought Aircraft Industries, Inc. (www.voughtaircraft.com) is one of the world’s largest independent suppliers of aerostructures. Headquartered in Dallas, the company designs and manufactures major airframe structures such as wings, fuselage subassemblies, empennages, nacelles and other components for prime manufacturers of aircraft. Vought has annual sales of $1.3 billion and about 6,000 employees in nine U.S. locations.
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     This release contains forward-looking statements within the meaning of section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve known and unknown risks and uncertainties. Vought’s actual financial results could differ materially from those anticipated due to the company’s dependence on conditions in the airline industry, the level of new commercial aircraft orders, production rates for commercial and military aircraft, the level of defense spending, competitive pricing pressures, manufacturing inefficiencies, start-up costs and possible overruns on new contracts, technology and product development risks and uncertainties, availability of materials and components from suppliers and other factors beyond the company’s control.

Vought Aircraft Industries, Inc.
Consolidated Statements of Operations
($ in millions)
(Unaudited)

	For the Three Months		For the Six Months
	Ended		Ended
	June 25,	June 26,	June 25,	June 26,
	2006	2005	2006	2005
Net sales	$456.1	$357.0	$778.9	$626.8

Costs and expenses
Cost of sales	330.3	369.8	614.8	610.4
Selling, general and administrative expenses	65.2	77.8	138.6	145.3
Impairment charge	8.5	5.9	8.5	5.9

Total costs and expenses	404.0	453.5	761.9	761.6

Operating income (loss)	52.1	(96.5)	17.0	(134.8)

Other income (expense)
Other income (loss)	(0.1)	(0.1)	(0.1)	(0.1)
Equity in earnings (loss) of joint venture	(1.5)	(0.7)	(3.2)	(0.8)
Interest income	0.2	0.9	0.5	1.6
Interest expense	(16.2)	(12.7)	(31.2)	(24.8)

Loss before income taxes	34.5	(109.1)	(17.0)	(158.9)

Income taxes	—	—	—	—

Net income (loss)	$34.5	$(109.1)	$(17.0)	$(158.9)

Vought Aircraft Industries, Inc.
Condensed Consolidated Statements of Adjusted EBITDA
($ in Millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 25,	June 26,	June 25,	June 26,
	2006	2005	2006	2005
Net Income (loss)	34.5	(109.1)	(17.0)	(158.9)

Plus:
Interest, net	16.0	11.8	30.7	23.2
Depreciation and amortization	14.2	17.5	27.7	35.2

EBITDA	64.7	(79.8)	41.4	(100.5)

Adjusted EBITDA
Plus:
Unusual charges — Plant consolidation and other merger & integration expenses	0.2	80.5	5.1	123.1
Impairment charge	8.5	5.9	8.5	5.9
Loss on disposal of property, plant and equipment	0.2	3.8	0.3	4.3
Pension & OPEB curtailment	(9.2)	0.7	(9.2)	1.7
Non-recurring investment in Boeing 787	17.7	16.2	38.8	26.1
Non-recurring program costs and settlements	(31.6)	—	(6.7)	—
Non-cash expense related to FAS 87 & FAS 106	3.7	15.0	11.7	30.0
Management fees & expenses	0.5	0.5	1.0	1.0
Amortization of stepped up inventory	—	0.1	0.1	0.2

Total Adjusted EBITDA	$54.7	$42.9	$91.0	$91.8

Vought Aircraft Industries, Inc.
Reconciliation of Adjusted EBITDA to Net Cash Provided by (Used in) Operating Activities
($ in Millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 25,	June 26,	June 25,	June 26,
	2006	2005*	2006	2005*
Adjusted EBITDA (unaudited)	$54.7	$42.9	$91.0	$91.8
Less:
Unusual items	0.7	81.0	6.1	124.1
Non-cash expense	3.2	25.5	11.4	42.1
Non-recurring investment in Boeing 787	17.7	16.2	38.8	26.1
Non-recurring program and settlement costs	(31.6)	—	(6.7)	—

EBITDA (unaudited)	64.7	(79.8)	41.4	(100.5)
Less:
Interest expense and other, net	16.0	11.8	30.7	23.2
Depreciation and amortization	14.2	17.5	27.7	35.2

Net income (loss)	$34.5	$(109.1)	$(17.0)	$(158.9)
Plus:
Depreciation and amortization	14.2	17.5	27.7	35.2
Impairment charge	8.5	5.9	8.5	5.9
Equity in earnings (loss) of joint venture	1.5	0.7	3.2	0.8
Amortization of debt issuance costs and other	0.7	0.7	1.5	1.6
Loss from asset sale	0.2	3.8	0.3	4.3

Change in operating assets and liabilities:
Accounts receivable	(22.4)	(16.3)	(36.4)	(9.5)
Inventories	(8.0)	17.8	(34.6)	(32.7)
Other current assets	1.8	1.7	(1.2)	1.3
Accounts payable	17.4	16.3	27.2	(5.0)
Accrued payroll and employee benefits	(2.4)	(0.7)	(3.1)	(4.6)
Accrued & other liabilities	19.2	8.5	18.2	(0.6)
Accrued contract liabilities	19.0	(7.3)	113.2	98.0
Other assets and liabilities — long term	(13.6)	7.2	(8.0)	27.1

Net cash provided by (used in) operating activities	$70.6	$(53.3)	$99.5	$(37.1)

Net cash used in investing activities	$(33.9)	$(42.9)	$(74.7)	$(49.2)

Net cash provided by (used in) financing activities	$(1.2)	$13.7	$15.0	$14.1

*	Certain reclassifications have been made to the financial statements for the prior year to conform to the 2006 presentation.

Vought Aircraft Industries, Inc.
Consolidated Balance Sheets
($ in millions)

	June 25,
	2006	December 31,
	(unaudited)	2005
Assets
Current assets:
Cash and cash equivalents	$49.9	$10.1
Accounts receivable	127.2	90.8
Inventories	374.7	340.1
Other current assets	10.0	7.4

Total current assets	561.8	448.4

Property, plant and equipment, net	528.8	485.1

Goodwill, net	527.7	527.7
Identifiable intangible assets, net	73.7	79.1
Debt origination costs, net and other assets	16.5	21.5

Total assets	$1,708.5	$1,561.8

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable, trade	$149.1	$121.9
Accrued and other liabilities	68.9	69.0
Accrued payroll and employee benefits	32.4	35.5
Accrued post-retirement benefits-current	54.6	53.4
Accrued pension-current	55.6	36.8
Current portion of long-term debt	4.0	4.0
Capital lease obligation	0.9	0.8
Accrued contract liabilities	329.2	216.0

Total current liabilities	694.7	537.4

Long-term liabilities:
Accrued post retirement benefits	485.3	496.5
Accrued pension	440.0	441.2
Long-term bank debt	416.0	417.0
Long-term bond debt	270.0	270.0
Long-term capital lease obligation	0.6	1.2
Other non-current liabilities	191.5	171.5

Total liabilities	2,498.1	2,334.8

Stockholders’ equity (deficit):
Common stock, par value $.01; 50,000,000 shares authorized, 24,738,665 and 24,711,373 issued and outstanding in 2006 and 2005	0.3	0.3
Additional paid-in capital	411.7	411.4
Shares held in rabbi trust	(1.6)	(1.6)
Stockholders’ loans	(1.0)	(1.1)
Accumulated deficit	(621.6)	(604.6)
Accumulated other comprehensive loss	(577.4)	(577.4)

Total stockholders’ equity (deficit)	$(789.6)	$(773.0)

Total liabilities and stockholders’ equity (deficit)	$1,708.5	$1,561.8